EXHIBIT 15

Exhibit 15—Letter Re: Unaudited Interim Financial Information

Board of Directors
AmSouth Bancorporation

We are aware of the incorporation by reference in the following Registration Statements and in their related Prospectuses, of our report dated November 4, 2002, relating to the unaudited consolidated financial statements of AmSouth Bancorporation and subsidiaries which are included in its Form 10-Q for the quarter ended September 30, 2002:

Form S-3 No. 33-55683 pertaining to the AmSouth Bancorporation Dividend Reinvestment and Common Stock Purchase Plan;
Form S-8 No. 33-52243 pertaining to the assumption by AmSouth Bancorporation of FloridaBank Stock Option Plan and FloridaBank Stock Option Plan-1993;
Form S-8 No. 33-52113 pertaining to the AmSouth Bancorporation 1989 Long Term Incentive Compensation Plan;
Form S-8 No. 33-35218 pertaining to the AmSouth Bancorporation 1989 Long Term Incentive Compensation Plan;
Form S-8 No. 33-37905 pertaining to the AmSouth Bancorporation Thrift Plan;
Form S-8 No. 33-2927 (as amended) pertaining to the AmSouth Bancorporation Employee Stock Purchase Plan;
Form S-3 No. 33-35280 pertaining to the AmSouth Bancorporation Dividend Reinvestment and Common Stock Purchase Plan;
Form S-8 No. 333-02099 pertaining to the AmSouth Bancorporation Thrift Plan;
Form S-8 No. 333-05631 pertaining to the AmSouth Bancorporation 1996 Long Term Incentive Compensation Plan;
Form S-8 No. 333-27107 pertaining to the AmSouth Bancorporation Employee Stock Purchase Plan;
Form S-8 No. 333-41599 pertaining to the AmSouth Bancorporation Deferred Compensation Plan and the Amended and Restated Deferred Compensation Plan for Directors of AmSouth Bancorporation;
Form S-3 No. 333-44263 pertaining to the AmSouth Bancorporation Shelf Registration Statement;
Form S-8 No. 333-76283 pertaining to the AmSouth Bancorporation Stock Option Plan for Outside Directors;
Form S-8 No. 333-89451 pertaining to the First American Corporation 1993 Non-Employee Director Stock Option Plan;
Form S-8 No. 333-89455 pertaining to the First American Corporation 1999 Broad-Based Employee Stock Option Plan;
Form S-8 No. 333-89457 pertaining to the First American Corporation Star Award Plan;
Form S-8 No. 333-89459 pertaining to the Deposit Guaranty Corporation Long Term Incentive Plans;
Form S-8 No. 333-89461 pertaining to the First American Corporation 1991 Employee Stock Incentive Plan;
Form S-8 No. 333-89463 pertaining to the Heritage Federal Bancshares, Inc. 1994 Stock Option Plan for Non-Employee Directors and 1992 Stock Option Plan and Incentive Compensation Plan for Non-Employee Directors;
Form S-3 No. 333-42542 pertaining to the AmSouth Bancorporation Dividend Reinvestment and Common Stock Purchase Plan;
Form S-8 No. 333-42554 pertaining to the AmSouth Bancorporation Thrift Plan;
Form S-8 No. 333-42556 pertaining to the AmSouth Bancorporation Employee Stock Purchase Plan;
Form S-8 No. 333-42558 pertaining to the AmSouth Bancorporation Amended and Restated 1991 Employee Stock Incentive Plan; and
Form S-8 No. 333-42560 pertaining to the Pioneer Bancshares, Inc. Long-Term Incentive Plan.

/s/    ERNST & YOUNG LLP

Birmingham, Alabama
November 4, 2002